                                                                    EXHIBIT 10.9


                                 LOAN AGREEMENT

                                     between

                BASTROP COUNTY INDUSTRIAL DEVELOPMENT CORPORATION

                                       and

                             BIOCREST PARTNERS, L.P.

                                  ************

Bastrop County Industrial Development Corporation has granted a security interest in and assigned to First Bank National Association, as Trustee under the Indenture of Trust, dated as of the date hereof, all of its interests in all "Loan Payments" due pursuant to and under this Loan Agreement to secure its Variable Rate Demand Industrial Revenue Bonds (BioCrest Partners, L.P. Project), Series 1997.

        DEBTOR:                                          LENDER:

BioCrest Partners, L.P.                    Bastrop County Industrial Development
c/o Wayne S. Hollingsworth                   Corporation
Strasburger & Price, L.L.P.                c/o County Judge's Office
2600 One American Center                   804 Pecan
Austin, Texas 78701                        Bastrop, Texas 78602

ASSIGNEE AND SECURED PARTY:

First Bank National Association
as Trustee
c/o First Trust of California, National Association
One California Street, 4th Floor
San Francisco, California 94111

                               TABLE OF CONTENTS


General Recitals and Findings ..............................................  1

                                   ARTICLE I
                                  Definitions

Section 1.01.   Definitions ................................................  2
Section 1.02.   Article and Section Headings ...............................  7
Section 1.03.   Interpretation .............................................  8

                                   ARTICLE II
                                Representations

Section 2.01.   Representations by Issuer ..................................  8
Section 2.02.   Representations by Company .................................  9

                                  ARTICLE III
                                  The Project

Section 3.01.   Approvals and Permits ...................................... 11
Section 3.02.   Acquisition and Construction ............................... 11
Section 3.03.   Construction Fund .......................................... 11
Section 3.04.   Completion Certificate ..................................... 12
Section 3.05.   Issuer's Limited Liability ................................. 13

                                   ARTICLE IV
                          Issuance of Bonds; The Loan

Section 4.01.   Issuance of Bonds .......................................... 13
Section 4.02.   The Loan ................................................... 13
Section 4.03.   Security for the Bonds ..................................... 13
Section 4.04.   Refunding of Bonds ......................................... 13

                                   ARTICLE V
                             The Company's Payments

Section 5.01.   Company Approval of Issuance of Bonds ...................... 14
Section 5.02.   Payment upon Redemption of Bonds ........................... 14
Section 5.03.   Loan Payments .............................................. 15
Section 5.04.   Payments to Issuer and Governmental Unit ................... 15
Section 5.05.   Issuer's Rights Assigned to Trustee ........................ 15
Section 5.06.   Payments to Trustee ........................................ 16
Section 5.07.   Payment to Remarketing Agent ............................... 16
Section 5.08.   Reserved for Future Use .................................... 16


Section 5.09.       Purchase of Bonds .......................................................  16
Section 5.10.       Usury ...................................................................  17
Section 5.11.       Letter of Credit ........................................................  17

                                   ARTICLE VI
                             Defaults and Remedies

Section 6.01.       Events of Default .......................................................  18
Section 6.02.       Remedies on Default .....................................................  19
Section 6.03.       Agreement to Pay Attorneys' Fees and Expenses ...........................  20

                                  ARTICLE VII
                               Special Covenants

Section 7.01.       No Defense or Set-Off, Unconditional Obligation .........................  21
Section 7.02.       Consolidation and Merger ................................................  21
Section 7.03.       Indemnities .............................................................  21
Section 7.04.       Tax-Exempt Status of the Bonds ..........................................  22
Section 7.05.       Payment to Rebate Fund ..................................................  25
Section 7.06.       Recordation .............................................................  25
Section 7.07.       Qualification in Texas ..................................................  25

                                  ARTICLE VIII
                               General Provisions

Section 8.01.       General Provisions ......................................................  25
Section 8.02.       Financial Statements ....................................................  26
Section 8.03.       Amendment of Agreement ..................................................  26
Section 8.04.       Assignment ..............................................................  27
Section 8.05.       Term of Agreement .......................................................  27
Section 8.06.       Notices .................................................................  27
Section 8.07.       Severability ............................................................  29
Section 8.08.       Execution of Counterparts ...............................................  29
Section 8.09.       Governing Law ...........................................................  29
Section 8.10.       No Personal Liability ...................................................  29
Section 8.11.       Final Agreement of the Parties ..........................................  29

Execution ...................................................................................  30

Exhibit A - Project Description .............................................................  A-1
Exhibit B - Disbursement Request ............................................................  B-1

                                 LOAN AGREEMENT

                                     between

                BASTROP COUNTY INDUSTRIAL DEVELOPMENT CORPORATION

                                       and

                             BIOCREST PARTNERS, L.P.

        This Loan Agreement dated as of April 1, 1997 (the "Agreement"), by and between BASTROP COUNTY INDUSTRIAL DEVELOPMENT CORPORATION (the "Issuer") and BIOCREST PARTNERS, L.P. (the "Company"):

                              W I T N E S S E T H:

                          GENERAL RECITALS AND FINDINGS

        (a) The Issuer is a non-stock, non-profit industrial development corporation organized and existing under the laws of the State of Texas, including particularly the Development Corporation Act of 1979, as amended,
Article 5190.6, Vernon's Annotated Texas Civil Statutes, as amended (the "Act"), to act on behalf of Bastrop County, Texas (the "Governmental Unit") to provide financing for certain "projects," as defined in the Act, located within the boundaries of the Issuer; and

        (b) Pursuant to law, and particularly the Act, the Issuer is empowered to make secured or unsecured loans to a user for the purpose of providing temporary or permanent financing or refinancing of all or part of the costs of a project, and to issue revenue bonds for such purpose and for the purpose of refunding any such bonds; and

        (c) The Company is a limited partnership organized and existing under the laws of the State of Delaware, and duly qualified to conduct business in the State of Texas; and

        (d) The Company has requested that the Issuer issue its revenue bonds for the purpose of making a loan of the proceeds of such bonds to the Company to finance and refinance certain Project Costs (hereinafter defined) incurred by the Company in the acquisition, construction, improvement and equipment of the Project (hereinafter defined); and

        (e) The Issuer has determined that it is in the public interest to loan the proceeds of its revenue bonds to the Company for such purpose in the manner provided in the Act and this Agreement; and

        (f) The Company has agreed to make Loan Payments as provided hereunder; and

        (g) The governing body of the Governmental Unit has approved this Agreement by written resolution as required by the Act; and

        (h) This Agreement is authorized and executed pursuant to applicable laws, including the Act; and

        (i) The Issuer and the Company have taken all action and have complied with all provisions of law with respect to the execution, delivery and performance of this Agreement and the due authorization of the consummation of the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and constitutes a valid and legally binding agreement of, the Issuer and the Company, enforceable against the respective parties in accordance with its terms.

        NOW, THEREFORE, in consideration of the covenants and agreements herein made, and subject to the conditions herein set forth, the Issuer and the Company contract and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01. DEFINITIONS. Each of the following terms shall have the meaning assigned to them in this Section 1.01 whenever they are used in this Agreement, unless the context in which they are used clearly requires otherwise:

        Act - shall mean the Development Corporation Act of 1979, as amended,
Article 5190.6, Vernon's Annotated Texas Civil Statutes, as amended.

        Act of Bankruptcy - shall mean any of the following events:

             (a) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Company or of all or any substantial part of its property, (ii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), or (iii) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, winding-up or composition or adjustment of debts; or

             (b) a proceeding or case shall be commenced without the application or consent of the Company in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or adjustment of debts, of the Company, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its respective property, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, winding-up or composition or adjustment of debts and such proceeding or case is not dismissed within 90 days after commencement.

        Agreement - shall mean this Loan Agreement, dated as of April 1, 1997, by and between the Issuer and the Company, including all amendments thereof or supplements thereto.

        Alternate Credit Facility - shall mean any letter of credit or other credit enhancement or support facility delivered to the Trustee pursuant to
Section 4.13 of the Indenture.

        Authorized Company Representative - shall mean such person at the time and from time to time designated by written certificate furnished to the Issuer, the Credit Facility Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Company by the president, any vice president, treasurer, assistant treasurer or other authorized person of the Company to act on behalf of the Company. Such certificate may designate an alternate or alternates.

        Authorized Governmental Unit Representative - shall mean such person at the time and from time to time designated by written certificate furnished to the Company, the Credit Facility Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Governmental Unit by the County Judge or County Clerk. Such certificate may designate an alternate or alternates.

        Authorized Issuer Representative - shall mean such person at the time and from time to time designated by written certificate furnished to the Company, the Credit Facility Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by its President or Secretary. Such certificate may designate an alternate or alternates.

        Bank - shall mean Union Bank of California, N.A., a national banking association, as issuer of the Letter of Credit.

        Board or Board of Directors - shall mean the lawfully qualified Board of Directors of the Issuer.

        Bond Counsel - shall mean McCall, Parkhurst & Horton L.L.P. or such other firm of attorneys of nationally recognized standing in the field of law relating to municipal bond law and the exemption from federal income taxation of interest on state or local bonds, selected by the Issuer and acceptable to the Credit Facility Issuer and the Company.

        Bond Fund - shall mean the fund by that name established by Section 4.02 of the Indenture.

        Bond Owner, Bondowner, Owner, owner, Bondholder, bondholder, holder, "Registered Owner;" "registered owner" or owner of the Bonds - when used with respect to a Bond, shall mean the person or entity in whose name such Bond shall be registered.

        Bond Purchase Fund - shall mean the fund by that name established by
Section 4.04 of the Indenture.

        Bond Resolution or Resolution - shall mean the Resolution of the Board of Directors authorizing the issuance of the Bonds (including the Indenture prescribed and authorized to be executed in the Bond Resolution) together with any supplemental resolutions or amendments to the Resolution or such Indenture.

        Bonds - shall mean the Bastrop County Industrial Development Corporation Variable Rate Demand Industrial Revenue Bonds (BioCrest Partners, L.P. Project), Series 1997, executed and delivered pursuant to the Indenture.

        Business Day - shall mean any day on which commercial banks located in all of the cities in which the Principal Offices of the Trustee, the Credit Facility Issuer and the Remarketing Agent are located are not required or authorized by law or regulation to remain closed and on which the New York Stock Exchange is not closed.

        Code - shall mean the Internal Revenue Code of 1986, as amended, and the rulings and regulations (including temporary and proposed regulations) promulgated thereunder or, to the extent applicable, under the Internal Revenue Code of 1954, as amended.

        Company - shall mean BioCrest Partners, L.P. and any successors and assigns as permitted by Section 7.02 hereof together with any related persons within the meaning of Section 144(a)(3) of the Code.

        Completion Certificate - shall mean the certificate of any Authorized Company Representative stating that the acquisition and construction of the Project has been completed or canceled and the date of such completion or cancellation.

        Completion Date - shall mean the date specified as such in the Completion Certificate.

        Construction Fund - shall mean the Fund by that name established by
Section 4.01 of the Indenture.

        Costs of Issuance - shall mean all costs and expenses incurred by the Issuer or the Company in connection with the issuance and sale of the Bonds, including without limitation (i) fees and reasonable expenses of accountants, attorneys, engineers, financial advisors and the Placement Agent, (ii) materials, supplies, and printing and engraving costs, (iii) recording and filing fees, (iv) rating agency fees, and (v) the Issuer's and the Governmental Unit's administrative expenses, if any, as provided in Section 5.04 hereof.

        Credit Agreement - shall mean any agreement between the Company and a Credit Facility Issuer relating to a Credit Facility, as such agreement may be amended or supplemented from time to time pursuant to its terms and initially means the Reimbursement Agreement dated April 24, 1997 between the Bank and the Company.

        Credit Facility - shall mean the Letter of Credit or any Alternate Credit Facility.

        Credit Facility Issuer - shall mean the Bank with respect to the Letter of Credit or the institution issuing any Alternate Credit Facility.

        Department - shall mean the Texas Department of Commerce and any successor to its functions and duties.

        Event of Default - used with respect to this Agreement, shall mean any event specified in Section 6.01 hereof.

        Favorable Opinion - shall mean an opinion of Bond Counsel addressed to the Issuer, the Company, the Credit Facility Issuer and the Trustee to the effect that the action proposed to be taken is authorized or permitted by the Act, the Indenture and this Agreement and will not adversely affect the excludability from gross income for federal income tax purposes of interest on the Bonds.

        Fitch - shall mean Fitch Investors Service, L.P. or any successor thereto maintaining a rating on the Bonds; provided that if such rating agency does not then rate the Bonds, the term "Fitch" shall refer to any national rating agency which provides such a rating.

        GAAP - shall mean generally accepted accounting principles as in effect as of the time of application to the provisions hereof (unless otherwise noted).

        Governmental Unit - shall mean Bastrop County, Texas, and any successor to its functions and duties.

        Indenture - shall mean the Indenture of Trust, dated as of April 1, 1997, between the Issuer and the Trustee, as originally executed and as amended, modified or supplemented thereafter in accordance with the terms thereof.

        Inducement Resolution - shall mean the "Resolution Taking Affirmative Official Action Towards the Issuance of the Bonds to Provide a Manufacturing Project for Stratagene" adopted by the Issuer on January 7, 1997.

        Issue Date - shall mean the date on which the Bonds are first authenticated and delivered to the initial purchasers against payment therefor.

        Issuer - shall mean Bastrop County Industrial Development Corporation, a nonstock, nonprofit industrial development corporation existing under the laws of the State of Texas.

        Letter of Credit - shall mean the irrevocable letter of credit delivered on the Issue Date by the Bank to the Trustee.

        Loan - shall mean the loan made by the Issuer to the Company from the proceeds of the Bonds pursuant to this Agreement.

        Loan Payment - shall mean each payment required to pay amounts due and owing on the Bonds issued pursuant to this Agreement, as provided in Sections
5.01 and 5.09 hereof and as provided for in the Indenture, including the principal of, premium, if any, and interest on, and Purchase Price of, the Bonds.

        Outstanding, Bonds Outstanding or Bonds then Outstanding - shall mean when used with reference to Bonds at any date as of which the amount of Outstanding Bonds is to be determined, means all Bonds authenticated and delivered under the Indenture, except:

             (a) Bonds canceled or delivered for cancellation at or prior to such date;

             (b) Bonds deemed tendered or deemed to be paid pursuant to the terms of the Indenture;

             (c) Bonds in lieu of which others have been authenticated under the Indenture; and

             (d) For purposes of any consent, request, demand, authorization, direction, notice, waiver or other action to be taken by the holders of a specified percentage of outstanding Bonds hereunder, all Bonds held by or for the account of the Issuer or the Company, except that for purposes of any such consent, request, demand, authorization, direction, notice, waiver or action, the Trustee shall be obligated to consider as not being outstanding only Bonds known by the Trustee by actual notice thereof to be so held.

        Person - includes an individual, a corporation, an association, a partnership, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

        Placement Agent - shall mean the placement agent of the Bonds, being Union Bank of California, N.A.

        Principal Office - is defined in the definitions of Trustee and Remarketing Agent herein.

        Project - shall mean certain manufacturing facilities located within the Governmental Unit as described more fully in Exhibit "A" to this Agreement.

        Project Costs - shall mean costs incurred by the Issuer or the Company, whether incurred before the issuance of the Bonds pursuant to the Inducement Resolution or thereafter, with respect to the acquisition, construction and improvement of the Project, including but not limited to, the following items:

    (i) The cost of acquisition, construction, reconstruction, improvement, and expansion, including the cost of the acquisition of all land, rights-of-way, property rights, easements, and interests, the cost of all machinery and equipment, financing charges, inventory, raw materials and other supplies, research and development costs, interest prior to and during construction and for one year after completion of construction whether or not capitalized, necessary reserve fiends, costs of estimates and of engineering and legal services, plans, specifications, surveys, estimates of cost and of revenue, other expenses necessary or incident to determining the feasibility and practicability of acquiring, constructing, reconstructing, improving, and expanding any such project, administrative expense and such other expense as may be necessary or incident to the acquisition, construction, reconstruction, improvement, and expansion thereof, the placing of the same in operation, and the financing or refinancing of any such project, including the refunding of any outstanding obligations, mortgages, or advances issued, made or given by any person for any of the aforementioned costs;

             (ii) To the extent authorized by the Act, costs of all other items related to the acquisition, construction and improvement of the Project; and

             (iii) All Costs of Issuance.

        Purchase Date - shall mean the date upon which Bonds are required to be purchased pursuant to a mandatory or optional tender in accordance with the provisions in the form of Bonds set forth in Section 2.03 of the Indenture.

        Purchase Price - shall have the meaning set forth in the form of Bonds set forth in Section 2.03 of the Indenture.

        Rebate Fund - shall mean the fund by that name established in Section
4.10 of the Indenture.

        Regulations - shall mean the income tax regulations promulgated. pursuant to the Code.

        Remarketing Agent - shall mean the initial and any successor remarketing agent appointed in accordance with Article VIII of the Indenture. Principal Office of the Remarketing Agent shall mean the office thereof designated in writing to the Trustee and the Credit Facility Issuer.

        Remarketing Agreement - shall mean the Remarketing Agreement dated as of April 1, 1997 between the Company, the Trustee and the Remarketing Agent or any similar agreement executed pursuant to Article VIII of the Indenture.

        State - shall mean the State of Texas.

        Tax Letter of Representation - shall mean the letter of representation regarding the use of the proceeds of the Bonds and other facts that are within the Company's knowledge, furnished by the Company to the Issuer in connection with the issuance of the Bonds.

        Trustee - shall mean First Bank National Association, or any successor trustee or co-trustee serving as such under the Indenture. Principal Office of the Trustee shall mean the business address designated in writing to the Issuer and the Remarketing Agent as its principal office for its duties under the Indenture.

        Trustee's Prime Rate - shall mean, on any day, the rate announced as such by the Trustee acting in its commercial capacity or the Bank's reference rate in the event the Trustee does not announce a prime rate.

        Unassigned Rights - shall mean the rights of the Issuer under Sections 5.04, 6.01, 6.02, 6.03 and 7.03(a) of this Agreement and the right to receive notices under this Agreement.

        Section 1.02. ARTICLE AND SECTION HEADINGS. The headings or titles of the several Articles and Sections of this Agreement, and the Table of Contents appended hereto, are solely for convenience of reference and shall not affect the meaning or construction of the provisions hereof.

        Section 1.03. INTERPRETATION. The singular form of any word used herein shall include the plural, and vice versa, if applicable. The use of a word of any gender shall include all genders, if applicable. The Indenture and all of the terms and provisions hereof shall be construed so as to effectuate the purposes contemplated hereby and to sustain the validity hereof. All references to any person or entity defined in Section 1.01 shall be deemed to include any person or entity succeeding the rights, duties and obligations of such person or entity. Unless otherwise specified herein, all references to specific times shall be deemed to refer to New York City time.

                                   ARTICLE II

                                 REPRESENTATIONS

        Section 2.01. REPRESENTATIONS BY ISSUER. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

        (a) The Issuer is a nonstock, nonprofit industrial development corporation organized and existing under the laws of the State, particularly, the Act. The Issuer has all requisite power and authority under the Act (i) to adopt the Bond Resolution, (ii) to issue the Bonds, and (iii) to enter into, and perform its obligations under, this Agreement, the Bonds and the Indenture.

        (b) The Issuer is a duly constituted authority and public instrumentality of the Governmental Unit, a governmental agency and body politic and corporate of the State, within the meaning of the Regulations and the rulings of the Internal Revenue Service prescribed and promulgated pursuant to
Section 103 of the Code, and the Issuer is functioning and acting solely on behalf of the Governmental Unit.

        (c) There are no actions, suits, proceedings, inquiries or investigations pending or to the knowledge of the Issuer threatened, against or affecting the Issuer in any court or before any governmental authority or arbitration board or tribunal, which involve the possibility of materially and adversely affecting the transactions contemplated by this Agreement or the Indenture or which, in any way, would adversely affect the validity or enforceability of the Bonds, the Indenture or this Agreement or the ability of the Issuer to perform its obligations under the Indenture, the Bonds or this Agreement.

        (d) The adoption of the Bond Resolution, the issuance and sale of the Bonds and the execution and delivery by the Issuer of this Agreement and the Indenture, and the compliance by the Issuer with all of the provisions of each thereof and of the Bonds (i) are within the powers and authority of the Issuer,
(ii) have been done in full compliance with the provisions of the Act, are legal and will not conflict with or constitute on the part of the Issuer a violation of or a breach of or default under, or result in the creation of any lien, charge or encumbrance upon any property of the Issuer (other than as contemplated by this Agreement and the Indenture) under the provisions of, any charter instrument, by-law, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties, and (iii) have been duly authorized by all necessary action on the part of the Issuer.

        (e) Neither the nature of the Issuer nor any of its activities or properties, nor any relationship between the Issuer and any other person, nor any circumstance in connection with the offer, issue, sale or delivery of any of the Bonds is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Issuer in connection with the execution, delivery and performance of this Agreement and the Indenture or the offer, issue, sale or delivery of the Bonds, other than those already obtained as of the date of issue of the Bonds; provided, however, no representation is made herein as to compliance with the securities or "blue sky" laws of any jurisdiction.

        (f) No event has occurred and no condition exists with respect to the Issuer which would constitute an "Event of Default" under this Agreement or under the Indenture or which, with the lapse of time or with the giving of notice or both, would become an "Event of Default" under this Agreement or under the Indenture.

        (g) Neither this Agreement nor the security for the Bonds has been pledged or hypothecated in any manner or for any purpose other than as provided in the Indenture as security for the payment of the Bonds.

        (h) Notwithstanding anything herein contained to the contrary, any obligation the Issuer may hereby incur for the payment of money shall not constitute an indebtedness of the State or of any political subdivision thereof within the meaning of any state constitutional provision or statutory limitation and shall not give rise to a pecuniary liability of the State or a political subdivision thereof, or constitute a charge against the general credit or taxing power of the State or a political subdivision thereof or general funds or assets of the Issuer (including funds relating to other Issuer loans or activities), but shall be limited obligations of the Issuer payable solely from (i) the security for the Bonds, (ii) revenues derived from the sale of the Bonds, and
(iii) amounts on deposit from time to time under the Indenture, subject to the provisions of this Agreement and the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein and therein.

        (i) The Project is a manufacturing project located within the boundaries of the Governmental Unit.

        (j) The Issuer represents to the Department that the (1) Project will contribute to the economic growth or stability of the Governmental Unit by (aa) increasing or stabilizing employment opportunities within the boundaries of the Governmental Unit, (bb) significantly increasing or stabilizing the property tax base of the Governmental Unit and (cc) promoting commerce within the boundaries of the Governmental Unit and the State; and (2) it has no present intention of directing the Project to a use other than the purposes represented to the Governmental Unit and the Department.

        Section 2.02. REPRESENTATIONS BY COMPANY. The Company makes the following representations as the basis for the undertakings on its part herein contained:

        (a) The Company (i) is a limited partnership duly organized and in good standing in the

State of Delaware and is qualified to conduct business and is in good standing in the State of Texas, (a) is not in violation of any provision of its partnership agreement, (iii) has full authority to own its properties and conduct its business, (iv) has full legal right, power and authority to enter into this Agreement and consummate, or cause to be consummated, all transactions contemplated by this Agreement and (v) by proper action has duly authorized the execution and delivery of this Agreement.

        (b) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated by this Agreement conflicts with, will result in a breach of or default under or will result in the imposition of any lien on any property of the Company pursuant to the partnership or other agreements of the Company or the terms, conditions or provisions of any statute, order, rule, regulation, agreement or instrument to which the Company is a party or by which it is bound.

        (c) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company in accordance with its terms.

        (d) There is no litigation or proceeding pending, or to the knowledge of the Company threatened, against the Company which could adversely affect the validity of this Agreement or the ability of the Company to comply with its obligations under this Agreement.

        (e) All statements of facts or other information furnished by the Company to Bond Counsel in connection with Bond Counsel's opinion relating to the Bonds, including particularly the Tax Letter of Representation, were true and correct when made and nothing has come to the Company's attention that would change the truth or correctness of such statements of facts or other information furnished by the Company to Bond Counsel.

        (f) The Company represents to the Issuer and the Department that the Project will contribute to the economic growth or stability of the Governmental Unit by (aa) increasing or stabilizing employment opportunities within the boundaries of the Governmental Unit, (bb) significantly increasing or stabilizing the property tax base of the Governmental Unit and (cc) promoting commerce within the boundaries of the Governmental Unit and the State. In addition, the Company has no present intention of (aa) using or moving any portion of the Project outside the State or disposing of or abandoning the Project; and (bb) directing the Project to a use other than the purpose represented to the Governmental Unit and the Department. No car, truck, mobile unit or any vehicle of any kind whatsoever, which is financed in whole or in part by the proceeds of the Bonds, will be away from the Project for more than 30 continuous calendar days and that all cars, trucks, mobile units or vehicles of any kind whatsoever, financed in whole or in part by the proceeds of the Bonds, will be rendered on the local tax rolls. By virtue of the Project being financed under the Act, the Company has not and will not maintain that it is entitled to an exemption from Texas sales or use taxes on personal property acquired in connection with the Project.

                                  ARTICLE III

                                  THE PROJECT

        Section 3.01. APPROVALS AND PERMITS. The Issuer and the Company agree to use their best efforts to obtain the necessary approval of this Agreement by the Department as required by the Act, prior to the issuance of the Bonds, and the Company, with regards to its use of the Project, agrees to use its best efforts to obtain, or cause to be obtained, all other permits necessary with respect to the acquisition, construction, equipping, and furnishing of the Project.

        Section 3.02. ACQUISITION AND CONSTRUCTION. (a) The acquisition, construction, equipment and furnishing of the Project shall be completed with all reasonable dispatch, and the Issuer and the Company will use their best efforts to cause such acquisition, construction, equipping, and furnishing to be completed as soon as practicable, but if for any reason there should be delays in such acquisition, construction, equipping, and furnishing there shall be no diminution in or postponement of the Loan Payments to be made by the Company hereunder, and no resulting liability on the part of the Issuer.

        (b) The Issuer shall loan the proceeds from the sale of the Bonds to the Company to be used to pay all or part of the Project Costs incurred or to be incurred by the Company. It is specifically provided, however, that none of the proceeds from the sale of the Bonds will be used to reimburse the Company for (and the Company hereby covenants and agrees not to request reimbursement of) any part of the Project Costs if such use would result in a violation of any of the Company's representations contained in Section 2.02 or the Tax Letter of Representation. However, if for any reason, the proceeds of the Bonds are not sufficient to pay all of the Project Costs incurred or to be incurred by the Company, such Project Costs not paid from the proceeds of the Bonds shall be funded or financed solely by the Company.

        Section 3.03. CONSTRUCTION FUND. The Construction Fund, as defined in and required by the Indenture, shall be drawn on and used to pay the Costs of Issuance of the Bonds and Project Costs when due and payable. The Issuer shall deposit the proceeds from the sale and delivery of the Bonds as follows: (1) accrued interest, if any, in the Bond Fund, and (2) the remainder in the Construction Fund. The Trustee, pursuant to request of the Company, shall draw on and use the Construction Fund as follows:

        (a) Immediately after the delivery of the Bonds, the Company, or the Trustee, upon written direction of the Authorized Company Representative, shall pay directly (i) to the Issuer, the amounts, if any, owed to the Issuer and Governmental Unit specified in Section 5.04 hereof, (ii) reasonable fees and expenses of bond counsel and Placement Agent, (iii) reasonable fees and expenses of the Issuer's and the Governmental Unit's general counsel, and (iv) reasonable fees and expenses of the Bank and its counsel, all such costs being Costs of Issuance. Further, the Trustee shall retain such reasonable amounts, upon written direction of the Authorized Company Representative, to pay its initial acceptance fee and expenses and fees and expenses of its counsel.

        (b) The Trustee shall make payment to the Company, upon the written request of the Authorized Company Representative from the Construction Fund in an amount sufficient to reimburse the Company for Project Costs incurred by the Company up to the date of such written request.

        (c) In case the cumulative total amount for Costs of Issuance exceeds two percent of the proceeds of the Bonds (exclusive of any original issue discount), the Company agrees to pay out-of-pocket all such Costs of Issuance that exceed two percent of the proceeds of the Bonds.

        (d) The Trustee shall make payments to the Company, upon written direction of the Authorized Company Representative, for Project Costs incurred after the delivery of the Bonds. Such written direction shall be in substantially the form set forth in Exhibit "B" attached hereto.

        (e) The Trustee shall rely fully on any such request and certificate delivered pursuant to this Section and shall not be required to make any investigation in connection therewith. If amounts paid by the Trustee pursuant to (b) above with respect to any portion of the Project exceed the cost thereof, the Company shall promptly repay such overpayment into the Construction Fund.

        (f) The Issuer hereby gives its express written authority to the Company to direct the investment of the Construction Fund by the Trustee as hereinafter provided and as permitted by the Indenture. Any money held as part of the Construction Fund shall be invested or reinvested by the Trustee in the same manner as provided for money on deposit in the Bond Fund. Upon acceleration of the maturity of the Bonds pursuant to the Indenture, subject to am amounts that must be rebated to the United States of America as set forth in Section 4.10 of the Indenture, any amounts held in or on deposit in the Construction Fund shall be transferred by the Trustee to the Bond Fund.

        (g) If, upon delivery of the Completion Certificate, there shall be any surplus funds remaining in the Construction Fund not required to reimburse the Company for any eligible Project Costs, such funds shall, upon the written request of the Authorized Company Representative and the Credit Facility Issuer, be used by the Trustee (i) to purchase for cancellation Bonds at any reasonable price as determined by the Authorized Company Representative, which price, however, shall not exceed the principal amount thereof plus accrued interest thereon; (ii) to be transferred to the Bond Fund to pay amounts owing on the Bonds; or (iii) for any combination of (i) and (ii) above. If the Bonds are then subject to redemption at par, any of such funds not to be used in a manner set forth in (i), (ii) or (iii) above shall be applied to redeem Bonds in the largest principal amount then subject to redemption at par that does not exceed the amount of such funds. Any of such surplus funds in the Construction Fund transferred to the Trustee and not to be applied for the purposes set forth in
(i), (ii), or (iii) above or which may not be applied to redeem Bonds as set forth above shall be deposited in the Bond Fund and moneys on deposit therein such escrow account shall, at the written request of an Authorized Company Representative and the Credit Facility Issuer, be applied to pay the principal of Bonds upon redemption thereof on the earliest practicable redemption date upon which such Bonds may be redeemed at par; provided, that any such moneys held in the Bond Fund shall be invested in accordance with Section 4.05 of the Indenture but may not be invested to produce a yield greater than the yield on the Bonds.

        Section 3.04. COMPLETION CERTIFICATE. At such time as the Company determines that construction of the Project has been completed or has determined to terminate any further construction of the Project, it shall deliver the Completion Certificate to the Issuer, the Company, the Credit Facility Issuer and the Trustee. The delivery of the Completion Certificate, for any reason, shall not affect the Company's obligation to make Loan Payments under this Agreement.

        Section 3.05. ISSUER'S LIMITED LIABILITY. It is recognized that the Issuer's only source of funds with which to carry out its commitments under this Agreement will be from the proceeds from the sale of the Bonds or from any available income or earnings derived therefrom, or from any funds which otherwise might be made available by the Company, and it is expressly agreed that the Issuer shall have no financial liability, obligation, or responsibility with respect to this Agreement except to the extent of funds available from such sources.

                                   ARTICLE IV

                           ISSUANCE OF BONDS; THE LOAN

        Section 4.01. ISSUANCE OF BONDS. The Issuer, concurrently with the execution of this Agreement, will sell, issue and deliver to the initial purchasers thereof the Bonds, all in accordance with the Indenture.

        Section 4.02. THE LOAN. (a) The Issuer shall make the Loan to the Company by depositing into the Construction Fund and the Bond Fund, if applicable, the proceeds from the sale of the Bonds in such amounts as are provided in the Indenture. The amounts so deposited shall be advanced in the manner provided herein and in the Indenture; and, in consideration thereof, the Company shall make the Loan Payments as provided in this Agreement and the Indenture.

        (b) Notwithstanding any provision expressly or inferentially to the contrary contained herein, the Company unconditionally agrees that it shall make or cause to be made Loan Payments in immediately available funds to the Trustee (pursuant to an assignment by the Issuer to the Trustee, as hereinafter described) in lawful money of the United States of America. Upon the issuance and delivery of the Bonds to the initial purchasers thereof, and the deposit of the proceeds derived therefrom into the accounts established in the Indenture, the Company shall have received, and the Issuer shall have given, full and complete consideration for the Company's obligation hereunder to make Loan Payments.

        Section 4.03. SECURITY FOR THE BONDS. The obligations of the Company under this Agreement, including specifically the obligation to make Loan Payments as provided in Sections 5.01 and 5.03 hereof shall be direct general obligations of the Company. Prior to or simultaneously with the issuance of the Bonds, the Issuer will assign to the Trustee under the terms of the Indenture all of the Issuer's right, title, and interest in and to the Loan Payments and certain other rights under this Agreement as provided in the Indenture.

        Section 4.04. REFUNDING OF BONDS. After the issuance of any Bonds, the Issuer shall not refund any of the Bonds or change or modify the Bonds in any way, except as provided for in the Indenture, without the prior written approval of the Authorized Company Representative, the Credit Facility Issuer and the Department, nor shall the Issuer, at the direction of the Company, redeem any Bonds prior to their scheduled maturities except upon the written request of the Authorized Company Representative and approved by the Credit Facility Issuer, unless such redemption is required by the

Indenture.

                                    ARTICLE V

                             THE COMPANY'S PAYMENTS

        Section 5.01. COMPANY APPROVAL OF ISSUANCE OF BONDS. (a) Simultaneously with the authorization of this Agreement by the Board of Directors of the Issuer, such Board has adopted the Bond Resolution. In consideration of the covenants and agreements set forth in this Agreement, and to enable the Issuer to issue the Bonds to carry out the intents and purposes hereof, this Agreement is executed to assure the issuance of such Bonds, and to provide for the due and punctual payment by the Company to Trustee as assignee of the Issuer under the Indenture securing the Bonds, of amounts not less than those required to pay, as and when due (whether at stated maturity, upon redemption, acceleration of maturity, tender, deemed tender, or otherwise), all of the principal of, redemption or other premium, if any, and interest on, and Purchase Price of, the Bonds. Each such payment is hereby designated as a "Loan Payment," and collectively such payments are hereby designated as "Loan Payments." The
Company hereby agrees to make, or cause to be made, each Loan Payment, as and when due, for the benefit of the owners of the Bonds into the Bond Fund (excluding any Purchase Price component of such payment and as provided in Section 5.09 hereof), as provided in the Indenture.

        (b) By execution and delivery of this Agreement, the Company hereby approves the Bond Resolution and the Indenture. It is hereby agreed that the foregoing approval of the Bond Resolution and the Indenture constitutes the acknowledgement and agreement of the Company that the Bonds, when issued, sold, and delivered as provided in the Bond Resolution and the Indenture, will be issued in accordance with and in compliance with this Agreement, notwithstanding any other provisions of this Agreement or any other contract or agreement to the contrary. Any Bondholder is entitled to rely fully and unconditionally on the foregoing approval. Notwithstanding any provisions of this Agreement or any other contract or agreement to the contrary, the Company's approval of the Bond Resolution and the Indenture shall be the Company's agreement that all covenants and provisions in this Agreement and the Indenture affecting the Company shall, upon the delivery of the Bonds and the Indenture, become unconditional, valid, and binding covenants and obligations of the Company so long as the Bonds and the interest thereon are outstanding and unpaid. Particularly, the obligation of the Company to make, promptly when due, all Loan Payments specified in this Agreement and the Indenture shall be absolute and unconditional, and said obligation may be enforced as provided in this Agreement and the Indenture.

        Section 5.02. PAYMENT UPON REDEMPTION OF BONDS. The Issuer, upon the written request of the Company (provided that such request is received in sufficient time prior to the date upon which such redemption or prepayment is proposed), forthwith shall take or cause to be taken all action that may be necessary under the applicable redemption provisions of the Indenture to effect such redemption prior to maturity, to the full extent of funds either made available for such purpose by the Company or already on deposit under the Indenture and available for such purpose. The redemption of any outstanding Bonds prior to maturity at any time shall not relieve the Company of its absolute and unconditional obligation to pay each remaining Loan Payment with respect to any outstanding Bonds, as specified in the Indenture. If a redemption of Bonds is required pursuant to the provisions of the Indenture, the Company agrees as provided herein to forthwith make Loan Payments sufficient to pay the principal of, premium, if any, and interest on the Bonds.

        Section 5.03. LOAN PAYMENTS. (a) Payment of all Loan Payments shall be made and deposited so as to fund payment on the Bonds as required by the Indenture, including all such payments which may come due because of the acceleration of the maturity or maturities of the Bonds upon default, call for redemption, purchase or deemed purchase, or otherwise, under the provisions of the Indenture. If any available funds in excess of current requirements are held on deposit in the Bond Fund at the time payment of any Loan Payment is due, such payment of Loan Payment shall be reduced by the amount of the available funds so held on deposit, to the benefit of the Company. The Loan Payments, together with available funds held on deposit in the Bond Fund, except funds held therein for payment of matured installments of principal on the Bonds or interest payable thereon, shall be sufficient to pay when due all principal of, redemption premium, if any, and interest on, and Purchase Price of, the Bonds. The Company shall have the right to prepay or cause to be prepaid all or a portion of each Loan Payment at any time, and shall be obligated to do so in a timely manner if and to the extent the Company requests redemption or prepayment of the Bonds. Any such prepayment by the Company shall not relieve it of liability for each remaining Loan Payment with respect to the Outstanding Bonds except as provided in this Agreement and the Indenture. In the event the Company should fail to make any of the payments required in this Section 5.03, the amount so in default shall continue as an obligation of the Company until such amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon to the extent permitted by law at the rate of interest borne by the Bonds at the time of such failure from the due date thereof until paid.

        (b) Notwithstanding any provisions of this Agreement to the contrary, any amounts drawn by the Trustee under any Credit Facility shall be credited against the obligations of the Company to make Loan Payments.

        Section 5.04. PAYMENTS TO ISSUER AND GOVERNMENTAL UNIT. Out of money from the proceeds from the sale and delivery of the Bonds or out of funds provided by the Company, there shall be paid all of the Issuer's and Governmental Unit's reasonable actual out-of-pocket expenses and Costs of Issuance in connection with the Bonds.

        Section 5.05. ISSUER'S RIGHTS ASSIGNED TO TRUSTEE. The Company is advised and recognizes that as security for the payment of the Bonds, the Issuer will assign to the Trustee the Issuer's rights under this Agreement, including the right to receive payments hereunder (except for the rights of the Issuer under Sections 6.01 and 6.02 hereof, the right to receive payments, if any, under Sections 5.04, 6.03, and 7.03(a) hereof and the right to receive notices under this Agreement), and hereby directs the Company to make said payments directly to the Trustee. The Company herewith assents to such assignment and will make such payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Issuer or the Trustee. All rights against the Company arising under this Agreement or the Bond Resolution or Indenture and assigned to the Trustee under the Indenture may be enforced by the Trustee, or the owners of the Bonds, to the extent provided in the Indenture, and the Trustee, or the owners of the Bonds, shall be entitled to bring any suit, action, or proceeding against the Company, to the extent provided in the

Bond Resolution or Indenture, for the enforcement of this Agreement, and it shall not be necessary in any such suit, action, or proceeding to make the Issuer a party thereto.

        Section 5.06. PAYMENTS TO TRUSTEE. The Company agrees to pay (1) the initial acceptance fee of the Trustee, as disclosed to and agreed to by the Company, and reasonable costs and expenses, including reasonable attorneys fees, incurred by the Trustee in entering into and executing the Indenture and (2) until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the provisions of the Indenture, (i) an amount equal to the reasonable annual fee of the Trustee, as disclosed to and agreed by the Company for the ordinary services of the Trustee, as trustee, rendered and its reasonable ordinary expenses incurred under the Indenture, including reasonable attorneys fees, as and when the same become due, (ii) the reasonable fees, charges and expenses of the Trustee, as bond registrar and as paying agent, and any other bond registrar or paying agent on the Bonds, as and when the same become due, (iii) the reasonable fees, charges and expenses of the Trustee for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture or this Agreement, as and when the same become due, including reasonable attorneys fees, and (iv) the cost of printing or producing any Bonds required to be furnished by the Issuer. All fees due hereunder shall be agreed between the Trustee and the Company and all costs and expenses shall be deemed due within ten (10) days of written notice to the Company that the same have been incurred. In the event the Company should fail to make any of the payments required in this Section 5.06, the item or installments so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon, to the extent permitted by Section 5.10 hereof at the Trustee's Prime Rate at the time of such failure from the due date thereof until paid.

        Section 5.07. PAYMENT TO REMARKETING AGENT. The Company agrees to pay to the Remarketing Agent, the reasonable fees, costs and expenses of the Remarketing Agent incurred under and pursuant to the Remarketing Agreement.

        Section 5.08. RESERVED FOR FUTURE USE.

        Section 5.09. PURCHASE OF BONDS. (a) In consideration of the issuance of the Bonds by the Issuer, but for the benefit of the owners of the Bonds, the Company has agreed, and does hereby covenant, to cause the necessary arrangements to be made and to be thereafter continued whereby owners from time to time of the Bonds may deliver Bonds for purchase and whereby such Bonds shall be so purchased to the extent, and under the terms and conditions, set forth in the Indenture. In furtherance of the foregoing covenant of the Company, the Issuer, at the direction of the Company, has set forth in Section 2.06(b) of the Indenture the terms and conditions relating to the delivery of Bonds by the registered holders thereof to the Remarketing Agent for purchase and has set forth in the Indenture and the Remarketing Agreement the duties and responsibilities of the Remarketing Agent with respect to the purchase and remarketing of Bonds. The Company hereby authorizes and directs the Remarketing Agent to purchase, offer, sell, and deliver Bonds in accordance with the provisions of Section 2.06(b) of the Indenture.

        Without limiting the generality of the foregoing covenant of the Company, the Company covenants, for the benefit of the owners of the Bonds, to pay, or cause to be paid, to the Trustee such amounts as shall be necessary to enable the Trustee to pay the Purchase Price of the Bonds (as a component of the Loan Payments) delivered to it for purchase or deemed delivered for purchase, all as more particularly described, at the direction of the Company, in the Indenture to be deposited in the Bond Purchase Fund for the benefit of tendered Bondholders; provided, however, that the obligation of the Company to make, or cause to be made, any such payment hereunder shall be satisfied only by funds received by the Trustee from the remarketing of the Bonds by the Remarketing Agent or, in the event sufficient funds are not available from such remarketing, from draws upon the Credit Facility, from the Company.

        (b) The Issuer shall have no obligation or responsibility, financial or otherwise, with respect to the purchase of Bonds or the making or continuation of arrangements therefor other than as expressly set forth in subsection (a) of this Section 5.09, except that the Issuer shall generally cooperate with the Company, the Credit Facility Issuer and the Remarketing Agent as contemplated by the Indenture.

        Section 5.10. USURY. Anything herein to the contrary notwithstanding, it is the intention of the parties hereto to conform strictly to the usury laws in force that are applicable to this transaction. Accordingly, all agreements among the parties hereto and beneficiaries hereof and their assigns or any of them, whether now existing or hereafter arising, and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of amounts due hereunder or any part thereof or otherwise, shall the interest (including all sums that are deemed to be interest) contracted for, charged or received hereunder exceed the maximum amount permissible under applicable law. The parties hereto agree that to the extent interest is payable by the Company under this Agreement, Article 5069-1.04, Vernon's Annotated Texas Civil Statutes, as amended, shall apply, and, to the extent Article 5069-1.04 is applicable to this Agreement, the indicated rate ceiling thereunder shall apply.

        Section 5.11. LETTER OF CREDIT. (a) In order to further secure the payment of principal of and interest on, and Purchase Price of, the Bonds, when due, prior to the initial delivery of the Bonds the Company shall secure and deliver to the Trustee, for the benefit of the owners of the Bonds, the Letter of Credit as the initial Credit Facility under the Indenture. The Letter of Credit shall be in an original aggregate amount specified in the Indenture, and the Letter of Credit and any Alternate Credit Facility shall conform to the requirements set forth in the Indenture. After the initial delivery of the Letter of Credit, and at all times thereafter while any of the Bonds are Outstanding, the Company shall continuously secure the Bonds by either extensions of the Letter of Credit or by securing and delivering an Alternate Credit Facility. The Company hereby authorizes the Trustee to seek payment under any Credit Facility in accordance with its terms and the terms of the Indenture. As long as the Credit Facility is in effect and the Credit Facility Issuer is not in default thereunder, the Company's obligation is to make Loan Payments sufficient hereunder to pay principal of, premium, if any, or interest on the Bonds or to pay Purchase Price of the Bonds shall be satisfied solely from payments made by the Credit Facility Issuer pursuant to the Credit Facility. Amounts drawn by the Trustee under any Credit Facility shall be credited against the obligation of the Company to make Loan Payments hereunder.

        (b) The Company shall give notice, or cause notice to be given, not less than forty-five

(45) days prior to the expiration of the Credit Facility then in effect, to the Trustee, the Issuer and the Credit Facility Issuer, that the Credit Facility then in effect will not be extended or replaced or that the Company will cause an Alternate Credit Facility to be delivered to the Trustee not less than twenty
(20) days prior to the expiration of the Credit Facility then in effect.

        (c) The Company, the Trustee, and the Credit Facility Issuer, with the written consent of the Issuer, may, without the consent of the Bondholders, amend, change, or modify any Credit Facility (i) to cure any ambiguity, formal defect, inconsistency, or minor omission, (ii) to conform to the requirements of the Indenture or Fitch, or (iii) if such amendment, change or modification is not prejudicial to the Bondholders in any material respect and the Trustee and the Credit Facility Issuer receive a Favorable Opinion to such effect.

        (d) The Company shall pay all costs, fees and expenses incurred by the Trustee and the Issuer in connection with any reissuance, extension or substitution of any Alternate Credit Facility.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

        Section 6.01. EVENTS OF DEFAULT. The occurrence and continuation of any one of the following shall constitute an "Event of Default" under this Agreement (an "Event of Default"):

             (a) failure by the Company to pay, when due, Loan Payments with respect to principal of or premium, if any, on any Bond; or

             (b) failure by the Company to pay, when due, Loan Payments with respect to interest on any Bond; or

             (c) failure by the Company to pay Loan Payments with respect to the Purchase Price of any Bond, when due; or

             (d) failure by the Company to observe and perform any covenant, condition or agreement on its part required to be observed or performed in this Agreement, other than as referred to in (a), (b) or (c) above, for a period of 90 days after receipt by the Company of written notice specifying such failure and requesting that it be remedied, given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided further, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within the applicable period and diligently pursued until the default is corrected; provided further, if any such failure obligates the Company to prepay Loan Payments because of mandatory redemption of Bonds pursuant to Section 2.06(a)(i) of the Indenture, and such prepayment is in fact made by the Company and Bonds are redeemed as provided in the Indenture, then such failure by the Company shall not constitute an Event of Default under this Agreement; or

             (e) the occurrence of an Act of Bankruptcy and, if occurring by reason of clause (b) of the definition thereof, such petition resulting therefrom shall not be stayed or denied, or a proceeding resulting therefrom shall not be discharged, within 90 days after the filing of such petition or the commencement of such proceeding, as the case may be; or

             (f) receipt by the Trustee of a written notice from the Credit Facility Issuer of the occurrence and continuance of an "Event of Default" (as defined in the Credit Agreement) and directing that the Bonds be called; or

             (g) the occurrence of an "Event of Default" under the Indenture.

        Section 6.02. REMEDIES ON DEFAULT. (a) Whenever any Event of Default shall have happened and is subsisting, the Issuer, with the consent of the Trustee, or the Trustee may take any one or more of the following remedial steps (subject to the provisions of Article VI of the Indenture), but may exercise the remedy described in (1) below only if acceleration of the principal amount of the Bonds has been declared pursuant to Section 6.02 of the Indenture:

             (i) By notice in writing to the Company, declare the unpaid Loan Payments to be due and payable immediately, if concurrently with or prior to such notice the unpaid principal amount of the Bonds has been declared to be due and payable under the Indenture, and upon any such declaration the amounts payable under Sections 5.01 and 5.03 hereof shall become and shall be immediately due and payable in the amount as set forth in Section 6.02 of the Indenture; provided, however, that an Event of Default shall be deemed waived and a declaration accelerating payment of unpaid Loan Payments payable under this Agreement shall be deemed rescinded without further action on the part of the Trustee or the Issuer upon any rescission by the Trustee of the corresponding declaration of acceleration of the Bonds under Section 6.02 of the Indenture.

             (ii) Whatever action at law or in equity may appear necessary or desirable to collect the payment and other amounts then due or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

        (b) The Company covenants that, in case an Event of Default shall occur with respect to the payment of any Loan Payment payable under Sections 5.01 and
5.03 hereof, then, upon written demand of the Trustee (such demand only to be made upon the consent of the Credit Facility Issuer as provided in Sections 6.02 and 6.03 of the Indenture), the Company will pay to the Trustee the whole amount that then shall have become due and payable under said Sections 5.01 and 5.03, with interest thereon to the extent permitted by law at the rate of interest borne by the Bonds at the time of such demand. In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company, the moneys adjudged or decreed to be payable. Any sums collected by the Trustee shall be applied as provided in the Indenture.

        (c) If an Event of Default under Section 6.01(e) hereof shall occur and be continuing, the Trustee shall be entitled and empowered (subject to Article VI of the Indenture), by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement, irrespective of whether the principal of the Bonds or any amount hereunder shall then be due and payable as therein or herein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including reasonable counsel fees incurred by it up to the date of such distribution.

        (d) In case the Issuer, with the consent of the Trustee, or the Trustee shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer and/or the Trustee, then and in every such case the Issuer, the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Company and the Trustee shall continue as though no such proceeding had been taken.

        (e) Notwithstanding anything herein to the contrary, so long as the Credit Facility Issuer is not in default under the Credit Facility: (i) neither the Issuer nor the Trustee may exercise any remedy provided in this Article VI, other than acceleration under Section 6.01(a)(i) hereof, without the prior written consent of the Credit Facility Issuer, and (ii) the Trustee shall upon the written direction of the Credit Facility Issuer pursue any remedy provided in this Agreement.

        The remedies for any "Event of Default" under the Indenture shall be as specified in Article VI of the Indenture and are in addition to any remedies hereunder.

        In acting or omitting to act pursuant to the provisions of this Agreement, the Trustee shall be entitled to all of the rights, protections and immunities accorded to the Trustee under the terms of the Indenture, including but not limited to those set out in Article VII thereof.

        Section 6.03 AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor, and upon presentation of an itemized bill, pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer or the Trustee.

                                   ARTICLE VII

                                SPECIAL COVENANTS

        Section 7.01. NO DEFENSE OR SET OFF; UNCONDITIONAL OBLIGATION. The obligations of the Company to make the payments required by this Agreement and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer or any other person, and the Company shall pay during the term of this Agreement the payments to be made as prescribed in Article V and all other payments required hereunder free of any deductions and without abatement, diminution or set-off; and until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Company: (i) will not suspend or discontinue any payments provided for in Article V hereof; (ii) will perform and observe all of its other agreements contained in this Agreement; and
(iii) except as permitted herein, will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, failure of the Project to be acquired, constructed, improved, or completed, failure of the Company to approve, receive, accept or use the Project, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax laws of the United States of America or of the State of Texas or any political subdivision of either of these, or any failure of the Issuer or the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture, except to the extent permitted by this Agreement. Nothing contained in this Section shall be construed to relieve the Issuer or the Trustee from the performance of any agreements on their respective parts contained herein and the Company shall be entitled to institute such action against the Issuer or the Trustee as the Company shall deem appropriate to compel performance of any such agreement, duty or obligation; provided, however, that the Issuer shall not be required to carry out any such agreement, duty or obligation unless it is reimbursed for its costs and expenses.

        Section 7.02. CONSOLIDATION AND MERGER. The Company covenants that during the term hereof it will not transfer all or substantially all of its assets to, and will not consolidate with or merge into, another entity; provided that the Company may consolidate with or merge into a domestic corporation or entity (i.e., a corporation incorporated or entity created and existing under the laws of one of the states of the United States or the District of Columbia), or transfer to a domestic corporation or entity all or substantially all of its assets; provided that the surviving, resulting or transferee corporation or entity, as the case may be, if it is other than the Company, (i) is a domestic corporation or entity as aforesaid and qualified to do business in the State, and (ii) assumes in writing all of the obligations of the Company under this Agreement. The Company shall, within fifteen days after the execution thereof, furnish to the Issuer and the Trustee appropriate documentation demonstrating that the surviving, resulting or transferee corporation, as the case may be, is a domestic corporation, is qualified to do business in the State, and has assumed in writing all of the obligations of the Company under this Agreement.

        Section 7.03. INDEMNITIES. (a) Except as otherwise provided in this
Section 7.03, the Company releases the Department, its directors, employees, and agents, and the Issuer and the Governmental Unit, their officers, directors, employees, agents, and attorneys (the "Indemnified

Parties") from, and the Indemnified Parties shall not be liable for, and the Company agrees and shall protect, indemnify, defend, and hold the Indemnified Parties harmless from, any and all liability, cost, expense, damage, or loss of whatever nature (including, but not limited to, attorneys' fees, litigation and court costs, amounts paid in settlement, and amounts paid to discharge judgments) directly or indirectly resulting from, arising out of, in connection with, or related to (i) the issuance, offering, sale, delivery, payment of the Bonds and the interest thereon, or redemption of the Bonds, the provisions and rate of interest on the Bonds, the Bond Resolution, the Indenture, and this Agreement and the obligations imposed on the Issuer hereby and thereby, or the design, construction, installation, operation, use, occupancy, maintenance, or ownership of the Project; (ii) any written statements or representations made or given by the Company or any of its officers or employees, to the Indemnified Parties, the Trustee, or any underwriters or purchasers of any of the Bonds, with respect to the Issuer, the Company, the Project, or the Bonds or the offer or issuance thereof, including, but not limited to, statements or representations of facts, financial information, or corporate affairs; (iii) damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Company's use of the Project; (iv) any loss or damage incurred by the Issuer as a result of violation by the Company of the provisions of Sections 7.04 or 7.05 hereof; and (v) any action required to be taken by the Issuer under this Agreement, the Bond Resolution, or the Indenture.

        (b) The Company releases the Trustee, its officers, directors, employees, agents, and attorneys from, and the Company agrees and shall protect, indemnify, defend, and hold such parties harmless from any and all liability, cost, expenses, damage or loss of whatever nature (including, but not limited to, attorneys' fees, litigation and court costs, amounts paid in settlement, and amounts paid to discharge judgments) directly or indirectly resulting from, arising out of or, in connection with (i) the acceptance or administration of the Indenture or the trusts thereunder or the performance of their duties thereunder or under this Agreement and (ii) damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Company's use of the Project.

        (c) If any claim is asserted under (a) or (b) above, the party seeking indemnity will give prompt notice to the Company, and the Company shall have the sole right and duty to assume, and will assume, the defense thereof with full power to litigate, compromise, or settle the same in its sole discretion. The provisions of Sections 7.03(a) and (b) shall remain and be in full force and effect even if any such liability, cost, expense, damage, or loss or claim therefor by any person, directly or indirectly results from, arises out of, or relates to, or is asserted to have resulted from, arise out of, or be related to, in whole or in part, one or more negligent acts or omissions (other than in the case of the Trustee, as a result of gross negligence, willful misconduct, or bad faith on the part of the Trustee) of the party seeking indemnity, in connection with the matters set forth therein. Notwithstanding the foregoing, in any action involving the Trustee, the Trustee shall have the right to employ separate counsel at its own expense.

      Section 7.04. TAX-EXEMPT STATUS OF INTEREST ON THE BONDS. The Company and Issuer covenant to refrain from such action which would adversely affect the treatment of the Bonds as obligations described in Section 103 of the Code, the interest on which is excludable from "gross income" of the holder for purposes of federal income taxation. In furtherance thereof, the Company covenants as follows:

        (a) not to use or invest nor to permit the use or investment of proceeds of the Bonds (including investment earnings thereon) or the facilities constituting the Project in a manner that would result in the Bonds not being "qualified small issue bonds" within the meaning of Section 141(e) of the Code;

        (b) to use at least 95 percent of the proceeds of the Bonds to provide for the payment of costs of the acquisition, construction, reconstruction, equipment or improvement of land or depreciable property constituting "manufacturing facilities", and paid for subsequent to January 7, 1997;

        (c) during the six-year period beginning on a date three years prior to the date of issue of the Bonds and ending three years after such date, will not pay or incur or permit any related person or "principal user" of the Project to pay or incur capital expenditures (within the meaning of Section 263 of the Code) for facilities located in Bastrop County, Texas to the extent that such expenditures when added to the aggregate face amount of the Bonds would exceed $10,000,000;

        (d) that the Company will be the only principal user of the Project;

        (e) that all outstanding obligations the interest on which is exempt from federal income taxation pursuant to Section 103 of the Code which are allocated to the Company (or persons related to the Company) do not as of the date of issue and will not, at any time during the three-year period commencing on the later of such date or the date on which the Project was placed-in-service, exceed $40,000,000;

        (f) that the Company will not cause the Bonds to be treated as "federally guaranteed" obligations for purposes of Section 149 of the Code, as may be modified in any applicable rules, rulings, policies, procedures, regulations or other official statements promulgated or proposed by the Department of the Treasury or the Internal Revenue Service with respect to the "federally guaranteed" obligations described in Section 149 of the Code as in effect on the date of this Agreement. For purposes of this paragraph, the Bonds shall be treated as "federally guaranteed" if (i) all or any portion of the principal or interest is or will be guaranteed directly or indirectly by the United States of America or any agency or instrumentality thereof, or (ii) a significant portion of the proceeds of the Bonds will be (A) used in making loans the payment of principal or interest with respect to which is to be guaranteed in whole or in part by the United States of America or any agency or instrumentality thereof, or (B) invested directly or indirectly in federally insured deposits or accounts, and (iii) such guarantee is not described in
Section 149(b) of the Code;

        (g) that the Costs of Issuance for the Bonds which are financed with proceeds of the Bonds will not exceed an amount equal to two percent of the proceeds received from the sale of the Bonds. Such amounts will not be taken into account in satisfying the requirement stated above that at least 95 percent of the Bond proceeds be used to provide the facilities. Any costs of issuance in excess of two percent shall be an out-of-pocket expense of the Company;

        (h) that no portion of the proceeds of the Bonds are to be used to provide the following: an airplane, a skybox or other private luxury box, a facility primarily used for gambling or any store the principal business of which is the sale of alcoholic beverages for consumption off premises;

        (i) to comply with the limitations imposed by Section 147(c) of the Code (relating to the limitation on the use of proceeds to acquire land) and Section 147(d) of the Code (relating to restrictions on the use of bond proceeds to acquire existing buildings, structures or other property);

        (j) that the Company shall make such use of the proceeds of the Bonds and any other funds constituting gross proceeds (whether or not held by the Trustee under the Indenture) which are allocable to the Bonds, restrict the investment of such proceeds and other funds, and take such further action as may be required so that the Bonds will not constitute "arbitrage bonds" under
Section 148 of the Code and the regulations. In particular, but not by way of limitation, the Company covenants that it will provide written instructions to the Trustee with respect to investments in accordance with the Indenture;

        (k) that the Company shall immediately remit to the Trustee for deposit in the Rebate Fund any deficiency with respect to the Rebate Amount as required by Section 4.10 of the Indenture;

        (1) the Company agrees to provide all information required with respect to Nonpurpose Investments (within the meaning of Section 148 of the Code) not held in any Fund under the Indenture;

        (m) that, at no time during the period which the Bonds remain outstanding, will proceeds invested in Nonpurpose Investments (within the meaning of Section 148 of the Code) at a yield higher than the yield on the Bonds, other than amounts invested pursuant to an initial temporary period or as part of a bona fide debt service fund, exceed 150 percent of the debt service on the issue for the bond year and that the aggregate amount so invested will be promptly and appropriately reduced as the amount of outstanding obligations constituting the Bonds is reduced; and

        (n) the Company shall monitor the capital expenditures incurred by it and by any other "principal user" of the Project, with respect to the Project or elsewhere within Bastrop County, Texas. Within 30 days after each of the first, second and third anniversary dates of the issuance of the Bonds, the Company shall file with the Trustee and the Remarketing Agent a report showing cumulative capital expenditures which must be counted for purposes of the $10 million capital expenditure limitation contained in Section 144(a) of the Code. Such report shall be certified as true and accurate by the Authorized Company Representative.

        The covenants and representations contained in this Section 7.04 are intended to assure compliance with the Code and any regulations promulgated by the U.S. Department of Treasury pursuant thereto. In the event that regulations are hereafter promulgated which modify or expand provisions of the Code, the Company will not be required to comply with a covenant contained in this section to the extent that such failure to comply, in the opinion of Bond Counsel, will not adversely affect the exemption from federal income taxation of interest on the Bonds under Section 103(a) of the Code. In the event that regulations are hereafter promulgated which impose additional requirements which are applicable to the Bonds, the Company and the Issuer agree to comply with such additional reasonable requirements to the extent necessary, in the opinion of Bond Counsel, to preserve the exemption from federal income taxation of interest on the Bonds under Section 103 (a) of the Code. In furtherance of such intention, the Issuer hereby authorizes and directs the President or Vice President to execute any documents, certificates or reports required by the Code and to make such elections, on behalf of the Issuer, which may be permitted by the Code as are consistent with the purpose for the issuance of the Bonds.

        The Issuer hereby elects to have the provisions as to the $10 million limit in Section 144(a)(4) of the Code apply to the Bonds.

        Section 7.05. PAYMENT TO REBATE FUND. The Company hereby covenants and agrees to make the determinations and to pay any deficiency in the Rebate Fund, at the times and as described in Section 4.10 of the Indenture. In any event, if the amount of cash held in the Rebate Fund shall be insufficient to permit the Trustee to make payment to the United States of any amount due under Section 148(f)(2) of the Code, the Company forthwith shall pay the amount of such insufficiency on such date to Trustee in immediately available funds. The obligations of the Company under this Section 7.05 are direct obligations of the Company, acting under the authorization of, and on behalf of, the Issuer and the Issuer shall have no further obligation or duty with respect to the Rebate Fund.

        Section 7.06. RECORDATION. The Company agrees that, upon request of the Bank or Trustee, it will record and re-record and file and refile any of the financing statements and all supplements and necessary continuation statements with respect thereto, and such other instruments as may be required from time to time to be recorded or filed, in such manner and in such places as from time to time may be required by law in order fully to preserve and protect the securities of the Owners of the Bonds and the Issuer and the rights of the Issuer and the Trustee hereunder and under the Indenture.

        Section 7.07 QUALIFICATION IN TEXAS. The Company agrees that, so long as there are Outstanding Bonds, it will be qualified to do business in the State.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        Section 8.01. GENERAL PROVISIONS. (a) The terms of this Agreement may be enforced as to one or more breaches either separately or cumulatively.

        (b) No remedy conferred upon or reserved to the Issuer, the Company or the Trustee in this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In the event any provision contained in this Agreement should be breached by the Issuer or the Company and thereafter duly waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach of this Agreement. No waiver by either party of any breach by the other party of any of the provisions of this Agreement shall be construed as a waiver of any subsequent breach, whether of the same or of a different provision of this Agreement. In view of the assignment of the Issuer's rights in and under this Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive any default hereunder by the Company without the consent of the Trustee. Any waiver of any "Event of Default" under the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event of Default hereunder and a rescission and annulment of the consequences thereof.

        (c) Headings of the Sections of this Agreement have been inserted for convenience of reference only and in no way shall they affect the interpretation of any of the provisions of this Agreement.

        (d) This Agreement is made for the exclusive benefit of the Issuer, the Trustee, the owners of the Bonds, the Credit Facility Issuer and the Company, and their respective successors and assigns herein permitted, and not for any other third party or parties; and nothing in this Agreement, expressed or implied, is intended to confer upon any party or parties other than the Issuer, the Trustee, the Credit Facility Issuer, and the Company, and their respective successors and assigns herein permitted, any rights or remedies under or by reason of this Agreement. In particular, but not by way of limitation, the Trustee shall be a third-party beneficiary for purposes of enforcing its rights and the Company's obligations under Sections 5.06 and 7.03 (b) of this Agreement as fully as if the Trustee had been a party in privity of contract with the Company hereunder.

        Section 8.02. FINANCIAL STATEMENTS. So long as any of the Bonds are Outstanding, the Company shall make available for inspection by the Issuer and any financial advisor of the Issuer (within 150 days after the end of the fiscal year) a balance sheet of the Company as of the end of such fiscal year and the related statements of income, cash flows, and change in stockholder's equity for such fiscal year, all prepared in accordance with GAAP and reported on by a firm of accountants whose report shall state that such financial statements present fairly the Company's financial position as of the end of such fiscal year and the results of operations and cash flows for such fiscal year. Notwithstanding the foregoing, if the Issuer, the Governmental Unit or the Company becomes subject to any future laws or regulations relating to continuing disclosure relating to the Bonds, the Company agrees to provide any and all documentation and/or financial statements required of it by such laws or regulations.

        Section 8.03. AMENDMENT OF AGREEMENT. No amendment, change, addition to, or waiver of any of the provisions of this Agreement shall be binding upon the parties hereto unless in writing signed by the Authorized Company Representative, the Authorized Issuer Representative and approved in writing by the Trustee and the Credit Facility Issuer. A copy of any such amendment, change, addition to, or waiver shall be provided to the Trustee. Notwithstanding any of the foregoing, it is covenanted and agreed, for the benefit of the holders of the Bonds, the Trustee and the Credit Facility Issuer, that the provisions of this Agreement shall not be amended, changed, added to, or waived in any way which would relieve, reduce or abrogate the obligations of the Company to make or pay, or cause to be made or paid, when due, all Loan Payments with respect to any then outstanding Bonds which have been issued and delivered pursuant to this Agreement, in the manner and under the terms and conditions provided herein and in the Bond Resolution or

Indenture, or which would change or affect Article II, Sections 5.01, 5.03, 5.11, 6.01, 7.01, 7.02, 7.04, 7.05, 8.03, or 8.04 hereof or the provisions of this sentence unless, in the judgment of the Trustee, such change or amendment would not materially adversely affect the interests of the Bondholders or the Credit Facility Issuer.

        Section 8.04. ASSIGNMENT. The Company may assign its interest in this Agreement, in whole or in part, upon the written consent of the Credit Facility Issuer, provided, however, no assignment, (other than pursuant to Section 7.02 hereof) shall relieve the Company from primary liability for any of its obligations hereunder, and without limiting the generality of the foregoing, in the event of any such assignment, the Company shall continue to remain primarily liable for its payments specified herein and for performance and observance of the other covenants and agreements on its part herein provided; and further provided that no assignment shall be effective unless there is delivered a Favorable Opinion with respect to such assignment. The Company shall, on or prior to the effective date of any such assignment, furnish or cause to be furnished to the Issuer, the Credit Facility Issuer and the Trustee notice of such assignment, together with the referenced Favorable Opinion.

        Section 8.05. TERM OF AGREEMENT. The term of this Agreement shall be from the date hereof until all payments and indemnities required to be made by the Company pursuant hereto shall have been made.

        Section 8.06. NOTICES. Any notice, request or other communication under this Agreement shall be given in writing and shall be deemed to have been given by any person to any other person at the addresses shown below upon any of the following dates:

               (a) The date of notice by telefax, telecopy, or similar telecommunications, which is confirmed promptly in writing;

               (b) Three (3) Business Days after the date of the mailing thereof, as shown by the post office receipt if mailed to the other party hereto by registered or certified mail;

               (c) The date of actual receipt thereof by such recipient if not given pursuant to (a) or (b) above.

        The addresses for any notices hereunder shall be as follows:

If to the Issuer:

Bastrop County Industrial Development Corporation
c/o County Judge's Office
804 Pecan
Bastrop, Texas 78602
Tel: (512) 303-2579
Fax: (512) 321-8800

If to the Company:

BioCrest Partners, L.P.
c/o Wayne S. Hollingsworth
Strasburger & Price, L.L.P.
2600 One American Center
Austin, Texas 78701
Tel: (512) 499-3600
Fax: (512) 499-3660

If to the Trustee:

First Bank National Association
c/o First Trust of California, National Association
One California Street, 4th Floor
San Francisco, California 94111
Tel: (415) 273-4515
Fax: (415) 273-4590

If to the Credit Facility Issuer:

Union Bank of California, N.A.
Commercial Banking
530 "B" Street, 4th Floor
San Diego, California 92101-4403
Attn: Steve Adkins

with a copy to:

Union Bank of California, N.A.
Credit Policy Administration
500 South Main Street, Suite 201
Orange, California 92868
Attn: Jack Lenhoff

If to the Remarketing Agent:

BT Securities
130 Liberty Street, 33rd Floor
New York, New York 10006
Attn: Kimberly Turner
Fax: (212) 250-7071

with a copy to:

Union Bank of California, N.A.
Bond Financing Department
445 S. Figueroa Street, 13th Floor
Los Angeles, California 90071
Attn: Norman S. Coker
Fax: (213) 629-5328

or the latest address specified by such other party in writing.

        Section 8.07. SEVERABILITY. If any clause, provision or Section of this Agreement should be held illegal or invalid by any court, the invalidity of such clause, provision or Section shall not affect any of the remaining clauses, provisions or Sections hereof and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or Section had not been contained herein. In case any agreement or obligation contained in this Agreement should be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Company or the Issuer, as the case may be, to the full extent permitted by law.

        Section 8.08. EXECUTION OF COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

        Section 8.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS. VENUE FOR ANY ACTIONS BROUGHT HEREUNDER TO WHICH THE ISSUER IS A PARTY SHALL LIE IN BASTROP COUNTY, TEXAS.

        Section 8.10. NO PERSONAL LIABILITY. No covenant or agreement contained in this Agreement shall be deemed to be the covenant or agreement of any official, officer, agent, or employee of the Issuer or the Company in his or her individual capacity, and no such person shall be subject to any personal liability or accountability by reason of the issuance thereof.

        Section 8.11. FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT CONSTITUTES A LOAN AGREEMENT FOR PURPOSES OF SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in multiple counterparts, each of which shall be considered an original for all purposes, as of the day and year first set out above.

                                           BASTROP COUNTY INDUSTRIAL
                                           DEVELOPMENT CORPORATION

                                           BY /s/ MARK SHEFFIELD
                                              ----------------------------------
                                              President, Board of Directors

ATTEST:

/s/ [Signature Illegible]
--------------------------------------
Secretary, Board of Directors

(SEAL)

                                           BIOCREST PARTNERS, L.P.,
                                           a Delaware Limited Partnership

                                           By: BioCrest Management, L.L.P.,
                                           a Delaware Limited Liability Company,
                                           General Partner

                                           By: /s/ JOSEPH A. SORGE
                                              ---------------------------------
                                           Name: Joseph A. Sorge, M.D.
                                           Title: Manager

                                    EXHIBIT A

                               PROJECT DESCRIPTION


        The Project includes the acquisition of land and the construction and equipment of a building to house a manufacturing facility up to approximately 72,000 square feet to manufacture products for scientific research and diagnostics. The Project will be located on approximately 41 acres within the McKinney Roughs site (John Little Survey A-228 and the J-M Survey A-5 Bastrop County, Texas) at Pope Bend Road and Highway 71 in Bastrop, Texas.

                                    EXHIBIT B

STATEMENT NO. __ REQUESTING DISBURSEMENT OF FUNDS FROM CONSTRUCTION FUND PURSUANT TO SECTION 3.03 OF THE LOAN AGREEMENT BETWEEN THE BASTROP COUNTY INDUSTRIAL DEVELOPMENT CORPORATION AND BioCrest PARTNERS, L.P.

        Pursuant to Section 3.03 of the Loan Agreement (the "Agreement") between the Bastrop County Industrial Revenue Corporation (the "Issuer") and BioCrest Partners, L.P. (the "User") dated as of April 1, 1997, the undersigned Authorized Company Representative hereby requests and authorizes __________, as trustee (the "Trustee"), as depository of the Construction Fund created by the Indenture, as defined in the Agreement, to pay to the company or to the person(s) listed on the Disbursement Schedule attached hereto out of the moneys on deposit in the Construction Fund the aggregate sum of $_____ , to pay such person(s) or to reimburse the Company in full as indicated in the Disbursement Schedule, for advances, payments and expenditures made by it in connection with the items listed in the Disbursement Schedule.

        In connection with the foregoing request and authorization, the undersigned hereby certifies that:

        (a) Each item for which disbursement is requested hereunder is properly payable out of the Construction Fund in accordance with the terms and conditions of the Agreement and none of those items has formed the basis for any disbursement heretofore made from the Construction Fund;

        (b) Each such item is or was necessary in connection with the acquisition, renovation, construction, equipping or installation of the property comprising the Project, as defined in the Agreement;

        (c) This statement and all exhibits hereto, including the Disbursement Schedule, shall be conclusive evidence of the facts and statements set forth herein and shall constitute full warrant, protection and authority to the Trustee for its actions taken pursuant hereto; and

        (d) This statement constitutes the approval of the Company of each disbursement hereby requested and authorized.

        (e) At least ninety-five percent (95%) of the amounts withdrawn pursuant to this statement, when added to amounts withdrawn previously, have been or will be used for capitalizable costs of the Project.

        (f) The amounts withdrawn pursuant to this statement, when added to amounts previously withdrawn, have not been or will not be used for the payment of Costs of Issuance (whether or not payable as a discount) in excess of two percent (2%) of the proceeds of the Bonds.

        IN WITNESS WHEREOF, the Authorized Company Representative has set his hand as of the ________ day of ___________________ , 1997.


                                           _____________________________________
                                           Authorized Company Representative

                                           Approved by:

                                           Union Bank of California, N.A.

                                           By: _________________________________
                                           Title: ______________________________


                                      B-2